EXHIBIT 3.1

                            Articles of Incorporation
                                      FILED
                              1993 OCT - 1 AM 7:41
                               SECRETARY OF STATE
                              TALLAHASSEE, FLORIDA

                            ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL REHAB PROPERTIES INC.

         The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the corporation shall be:

                         NATIONAL REHAB PROPERTIES INC.

The address of the principal office of this corporation shall be 641 West 68th Street, Hialeah, Florida 33014, and the mailing address of the corporation shall be the same.

                         ARTICLE II. NATURE OF BUSINESS

         This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having no par value per share.

                          ARTICLE IV. REGISTERED AGENT

         The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

                          ARTICLE V. TERM OF EXISTENCE

         This corporation is to exist perpetually.

                            ARTICLE VI. INCORPORATOR

         The name and street address of the incorporator to these Articles of
Incorporation:

                                 Brian Courtney
                             Corporate Agents, Inc.
                                1201 Hays Street
                           Tallahassee, Florida 32301

         The undersigned incorporator has executed these Articles of Incorporation this first day of October, 1993.

                               /S/ BRIAN COURTNEY
                               ----------------------------
                               Incorporator

                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

         Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

                                      By: /S/ BRIAN COURTNEY
                                         ---------------------------------------
                                         Authorized Service Representative
                                         Corporation Service Company

Dated: October 1, 1993

                                      FILED
                              1993 OCT - 1 AM 7:41
                               SECRETARY OF STATE
                              TALLAHASSEE, FLORIDA

                           ACTION OF SOLE INCORPORATOR

                         NATIONAL REHAB PROPERTIES, INC.

                         -------------------------------

         The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                                 RICHARD ASTROM

                                           /S/ BRIAN COURTNEY
                                           -----------------------------
                                           Brian Courtney
                                           Incorporator

Dated:

                                    F I L E D
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA
                                   OCT 18 1971
                        JOHN KOONTZ - SECRETARY OF STATE
                                 /S/ JOHN KOONTZ
                                   NO. 2817-51

  1                        ARTICLES OF INCORPORATION

  2                                   OF

  3                            MISTER LAS VEGAS.

  4      KNOW ALL MEN BY THESE PRESENTS:

  5               That we, the undersigned, have this day voluntarily

  6      associated ourselves together for the purpose of forming a

  8      hereby state and certify:

  9               FIRST: That the name of said corporation shall be as

 10      follows: MISTER LAS VEGAS.

 11               SECOND: That the purpose and objects for which this

 12      corporation is formed to engage in and carry out any lawful

 13      activity, subject to expressed limitations, if any.

 14               THIRD: That the location of the  principal office of

 15      this corporation, within the State of Nevada, is Suite 500,

 16      302 E. Carson, Las Vegas, Nevada, and that the Resident Agent

 17      in charge thereof is THOMAS L. PURSEL, ESQ.

 18               FOURTH: That the total authorized capital stock of

 19      this corporation is ONE HUNDRED THOUSAND ($100,000) DOLLARS

 20      divided into ONE MILLION (1,000,000) shares of common stock of

 21      the per value of TEN (10(cent)) CENTS per share.

 22               FIFTH:  That the capital stock of this corporation

 23      shall not be subject to assessment.

 24               SIXTH: The members of the governing board shall be

 25      styled Directors, and the number of such Board of Directors shall

 26      consist of three and the names and addresses of the first board

 27      of Directors who will serve as such until their successor are

 28      appointed or elected are:

 29         WILLARD J. HACHT-Suite 500, 302 E. Carson, Las Vegas, Nevada

 30         MILDRED L. HACHT-Suite 500, 302 E. Carson, Las Vegas, Nevada

 31         THOMAS L. PURSEL-Suite 500, 302 E. Carson, Las Vegas, Nevada

  1               SEVENTH: The name and addresses of each of the incor-

  2      porators signing the Articles of Incorporation, are:

  3          WILLARD J. HACHT...............Suite 500, 302 E. Carson
                                            Las Vegas, Nevada
  4
             THOMAS L.PURSEL................Suite 500, 302 E. Carson
  5                                         Las Vegas, Nevada

  6          KAREN F. CAESAR ...............Suite 500, 302 E. Carson
                                            Las Vegas, Nevada
  7

  8               EIGHTH: That this corporation shall have perpetual 9
         existence.

 10               IN WITNESS WHEREOF, the undersigned incorporators have

 11      executed these Articles of Incorporation this 8TH day of

 12      September, 1971.

 13                                                /S/ WILLARD J. HACHT
                                                   -------------------------
                                                   WILLARD J. HACHT
 14
                                                   /S/ THOMAS L. PURSEL
                                                   -------------------------
 15                                                THOMAS L. PURSEL

 16                                                /S/ KAREN F. CAESAR
                                                   -------------------------
                                                   KAREN F. CAESAR
 17

 18      STATE OF NEVADA  )
                                ) SS:
 19      COUNTY OF CLARK  )

 20               On this 8TH day of September, 1971, before me, a

 21      Notary Public in and for the County and State, personally

 22      appeared WILLARD J. HACHT, THOMAS L. PURSEL, and KAREN F.

 23      CAESAR, known to me to be the persons described in and who

 24      executed the foregoing Articles of Incorporation, who acknow-

 25      ledged to me that they executed the same freely and voluntarily

 26      and for the uses and purposes therein mentioned.

 27               IN WITNESS WHEREOF, I have hereunto set my hand and

 28      affixed my official seal.

 29                                           /S/ JACK J. PURSEL
                                              -------------------------
 30                                  SEAL     Notary Public - State of Nevada
                                                       CLARK COUNTY
 31                                                   JACK J. PURSEL
                                             My commission expires Jan. 17, 1975
 32

                                       -2-